Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2018 relating to the consolidated financial statements of Dominion Energy, Inc. and its subsidiaries (“Dominion Energy”) and the effectiveness of Dominion Energy’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dominion Energy for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Richmond, VA

February 27, 2018